Exhibit 11

                        STATE STREET BOSTON CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE




(Dollars in thousands,                             Three Months Ended
except per share data)                                  March 31,
                                                   ------------------
                                                  1995              1994
                                               ----------        ----------
Primary
 Average shares outstanding                    82,499,807        82,020,578
 Common stock equivalents                         390,605           628,826
                                               ----------        ----------

      Primary shares outstanding               82,890,412        82,649,404
                                               ==========        ==========

 Net income                                       $54,336           $54,197
                                                  =======           =======

 Earnings Per Share-primary                       $   .66           $   .66
                                                  =======           =======

Fully Diluted
 Average shares outstanding                    82,499,807        82,020,578
 Common stock equivalents                         406,731           628,826
 Assumed conversion of 7 3/4%
   convertible subordinated
   debentures                                     581,391           697,022
                                                 --------        ----------

      Fully diluted average
         shares outstanding                    83,487,929        83,346,426
                                               ==========        ==========


 Net income                                       $54,336           $54,197
 Elimination of interest on
   7 3/4% convertible subordinated
   debentures and 5% convertible
   notes less related income tax
   effect                                              37                43
                                                  -------           -------

      Fully diluted net income                    $54,373           $54,240
                                                  =======           =======

Earnings Per Share-fully diluted                  $   .65           $   .65
                                                  =======           =======